UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
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The Travelers Companies, Inc.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Commencing on or about April 23, 2019, The Travelers Companies, Inc. sent the following email to employees with the subject “Exercise Your Right to Vote.”

Dear Colleagues,

Our Annual Meeting of Shareholders, scheduled for May 22, 2019, is fast approaching. If you owned shares of Travelers stock at the close of business on March 26, 2019, you have the opportunity to vote on important matters, including electing the directors of our company. Whether you plan to attend the meeting or not, we encourage you to vote in advance. Vote now.

Voting is easy. Just go to proxyvote.com, call 800.690.6903 or vote by mail. To vote online or by phone, you will need your 16-digit control number.

If you don’t know where your control number is, don’t worry. You should have already received (or will receive shortly) a communication by email or mail with a control number and instructions on what to do with it. Who this communication comes from and how it is delivered depends on how you hold your shares. For more information on finding your control number, go to “What if I cannot locate my 16-digit control number?” on the Exercising Your Right to Vote page on inside.

The page also provides information on the matters to be voted on at the meeting and answers to frequently asked questions. Be sure to take a look: we want to make sure you have what you need to exercise your right to vote your shares. Your vote is important!

Thank you for voting.

Wendy

Commencing on or about April 23, 2019, The Travelers Companies, Inc. made the following intranet webpage available to employees.

Exercising Your Right to Vote

Overview

Travelers’ 2019 Annual Meeting of Shareholders is scheduled for May 22, 2019. Employees who owned shares of Travelers stock at the close of business on March 26, 2019, have the opportunity to vote on important matters, including the election of our Board of Directors. Whether you plan to attend the meeting or not, we encourage you to vote in advance.

Vote now
Voting is easy. Just go to proxyvote.com, call 800.690.6903 or vote by mail. If voting online or by phone, you will need your 16-digit control number.

Before voting, please review the following meeting materials either in print (if you received them in the mail) or via these links:

●	2018 Annual Report.
●	2019 Notice of Annual Meeting and Proxy Statement, which includes details about the matters to be voted on at the Annual Meeting.

Q&A on Voting

Who is entitled to vote?

If you held shares as of the close of business on March 26, 2019, you can vote — one vote for each share of common stock held on that date, including shares:

●	Held in your account with a broker or bank;
●	Held directly with Travelers in your name as a shareholder of record; and
●	Credited to your account in the Travelers 401(k) Savings Plan.

If you hold shares in more than one way, you will receive more than one communication and should vote your shares separately.

When should I vote?

Whether you plan to attend the meeting or not, we encourage you to vote in advance. Vote now. Your vote is important.

What are the matters to be voted on at the meeting and did the Board of Directors make any recommendations about how I should vote?

Matters to be Voted On		Board Recommendations
1.	Elect the 10 director nominees listed in the proxy statement.	FOR each director nominee

2.	Ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2019.	FOR

3.	Consider a non-binding vote to approve executive compensation.	FOR

4.	Approve an amendment to The Travelers Companies, Inc. Amended and Restated 2014 Stock Incentive Plan.	FOR

5.	Consider a shareholder proposal relating to a diversity report, including EEOC data, if presented at the annual meeting.	AGAINST

Will management know how I vote?

No. Management will only see how many votes are cast in the aggregate; they will not know how individual shareholders vote.

How do I vote in advance of the meeting?

Voting is easy. Just go to proxyvote.com or call 800.690.6903. To vote online or by phone, you will need your 16-digit control number. You may be able to vote without your control number by calling 800.224.4134.

You can also vote by mail. If you received a voting instruction form or proxy card in the mail, mark your selections, fill in the date, sign your name exactly as it appears on the form or card, and mail it in the postage-paid envelope provided.

Where do I find the 16-digit control number that allows me to vote my shares?

You have already received or will be receiving proxy materials (such as a voting instruction form, a notice of internet availability of proxy materials or a proxy card) by mail or email from your broker or bank or from Travelers (depending upon how you hold your shares). Your 16-digit control number is contained in these proxy materials.

What if I cannot locate my 16-digit control number?

If your shares are:

●	Held in your account with a broker or bank: Call your broker or bank (if Fidelity, call 800.480.9980), or you may be able to vote without your control number by calling 800.224.4134.
●	Held directly with Travelers in your name as a shareholder of record: Call 800.224.4134.
●	Credited to your account in the Travelers 401(k) Savings Plan: Call 800.480.9980.

Where can I find additional information about the Annual Meeting and the matters to be voted on?

For additional information, please review the 2018 Annual Report and the 2019 Notice of Annual Meeting and Proxy Statement.